UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 12, 2012

AnythingIT Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (877) 766-3050 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
Item 3.02   Unregistered Sales of Equity Securities.

On January 12, 2012 AnythingIT Inc. entered into a three month financial marketing consulting services agreement with Wall Street Grand, LLC and Jonathan Lebed to assist us in our investor relations efforts.  As compensation for the services, we paid the providers $50,000 and agreed to issue 2,000,000 shares of our common stock valued at $260,000.  The agreement, which has a term commencing on January 15, 2012, also contains customary confidentiality and indemnification provisions.

The issuance of our shares will be exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(2) thereof.  The recipients are accredited or otherwise sophisticated investors with access to information about our company.  The certificate evidencing the shares will contain a legend restricting their transferability absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom.

A copy of the agreement is filed as Exhibit 10.17 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

10.17	Financial Marketing Consulting Services Agreement by and between Wall Street Grand, LLC and Jonathan Lebed and AnythingIT Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYTHINGIT INC.

Date: January 16, 2012	By:	/s/ David Bernstein
David Bernstein, Chief Executive Officer

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